FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2007 RESULTS

~ Company Reports Record Quarterly and Annual Revenues and Exceeds Consensus Earnings Estimate;
Achieves $0.22 Diluted Non-GAAP EPS in the Quarter and $0.78 Diluted Non-GAAP EPS for 2007 ~
(Realizes $0.15 and $0.54 Diluted GAAP EPS, respectively)

AUSTIN, Texas – March 4, 2008 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter and year ended December 31, 2007.

Financial Highlights
For the fourth quarter ended December 31, 2007:

▪	Revenues increased 26% to $62.4 million compared to $49.5 million during the fourth quarter of 2006;
▪	Services revenue, excluding reimbursable expenses, increased 37% to $53.8 million compared to $39.1 million during the fourth quarter of 2006;
▪	Earnings per share on a fully diluted basis increased 50% to $0.15 compared to $0.10 per share during the fourth quarter of 2006.
▪
Non-GAAP earnings per share (formerly called cash earnings per share or Cash EPS; see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 47% to $0.22 compared to $0.15 per share during the fourth quarter of 2006;

▪	Net income increased 63% to $4.5 million compared to $2.8 million during the fourth quarter of 2006.
▪
EBITDA (a non GAAP measure; see attached schedule which reconciles to GAAP net income) increased 44% to $9.5 million compared to $6.6 million during the fourth quarter of 2006. EBITDA included GAAP non-cash stock compensation expense of approximately $1.7 million and $905,000 in the fourth quarter of 2007 and 2006, respectively;

▪
Gross margin for services revenue, excluding reimbursable expenses, was 38.5% compared to 36.4% in the fourth quarter of 2006. Gross margin for services revenue excluding reimbursable expenses and stock compensation expense was 39.2% compared to 37.1% in the fourth quarter of 2006; and

▪	Gross margin for software revenue was 15.4% compared to 15.6% in the fourth quarter of 2006.

For the year ended December 31, 2007:

▪	Revenue increased 36% to $218.1 million compared to $160.9 million during 2006;
▪	Services revenue, excluding reimbursable expenses, increased 39% to $191.4 million compared to $137.7 million during 2006;
▪	Earnings per share on a fully diluted basis increased 54% to $0.54 compared to $0.35 per share during 2006.
▪
Non-GAAP earnings per share (formerly called cash earnings per share or Cash EPS; see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 50% to $0.78 compared to $0.52 per share during 2006;

▪	Net income increased 70% to $16.2 million compared to $9.6 million during 2006.
▪
EBITDA (a non GAAP measure; see attached schedule which reconciles to GAAP net income) increased 57% to $33.7 million compared to $21.5 million during 2006. EBITDA included GAAP non-cash stock compensation expense of approximately $6.1 million and $3.1 million for the years ended December 31, 2007 and 2006, respectively;

▪
Gross margin for services, excluding reimbursable expenses, revenue was 38.4% compared to 37.3% during 2006. Gross margin for services revenue excluding reimbursable expenses and stock compensation expense was 39.1% compared to 38.1% in the fourth quarter of 2006; and

▪	Gross margin for software revenue was 15.9% compared to 16.1% during 2006.

The Company’s fourth quarter non-GAAP EPS exceeded analysts’ consensus estimate, which was revised higher following the Company’s raised and revised fourth quarter revenue guidance provided on January 9th, 2008.

“The fourth quarter was a solid close to a strong year,” said Jack McDonald, Perficient’s chairman and chief executive. “In 2007, we completed four acquisitions, delivered record earnings and cash flow and demonstrated strong performance across key operating metrics.  We significantly strengthened our offshore capabilities, with new recruiting and delivery centers in India and China.  Finally, even after funding the cash portion of our 2007 acquisitions, we ended the year with no debt and $50 million in borrowing capacity under our credit facility.”

“Perficient continues to generate impressive cash flow and demonstrate its earnings power,” said Jeffrey Davis, Perficient’s president and chief operating officer. “We’re benefiting from a solutions portfolio that is broader and stronger than ever while meaningful cross-selling synergies continue to emerge from the integration and assimilation of acquired businesses.”

Other 2007 Highlights

Among other achievements in 2007, Perficient:

-- Completed the acquisitions of e-tech solutions, Inc., Tier1 Innovation, LLC, BoldTech Systems, Inc. and ePairs, Inc.;

-- Increased its offshore capabilities by adding a CMMI Level 4 certified Global Development Center in Hangzhou, China, as well as a resource recruiting facility in Chennai, India;

-- In the fourth quarter, added new customer relationships and follow-on projects with leading companies including: Abercrombie & Fitch, Acision, Avaya, Borders, Intel, Kaiser Permanente, Polycom, PSI, SYSCO, Time Warner Cable and many others;

-- For the second consecutive year management and its auditors issued a clean report on the Company’s SOX process and internal controls;

-- Added 417 consulting colleagues during the year (83 on an organic basis);

--Was added to the S&P 600 Index;

--Received multiple high-growth awards including being recognized by Business 2.0 (#6 on 100 Fastest-Growing Technology Companies List), Fortune (#15 on Fortune 100 Fastest-Growers List), Fortune Small Business (#9 on FSB100 List), CRN (Fast Growth 100 List), Software Magazine (Software 500 List), Deloitte and Touche (Texas Fast 50 and North American 500 List), VARBusiness (VB500 and Fast 50 Lists);

-- Was named a ‘Hidden Gem’ by the Wall Street Journal;

-- Continued to increase investments in investor relations activities by presenting at multiple financial conferences and broadening analyst coverage; and

--Received IBM’s Information Management North American Distinguished Partner of the Year Award.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its first quarter 2008 services and software revenue, including reimbursed expenses, to be in the range of $54.8 million to $58.9 million, comprised of $53.8 million to $56.4 million of revenue from services including reimbursed expenses and $1 million to $2.5 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 17% to 23% over the first quarter of 2007.

Conference Call Details
Perficient will host a conference call regarding fourth quarter and full year 2007 financial results today at 9:00 a.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2007 Results
WHEN: Tuesday, March 4, 2008, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-680-0878 (U.S. and Canada) 617-213-4855 (International)
PARTICIPANT PASSCODE: 86840381
REPLAY TIMES: Tuesday, March 4, 2008, at 11:00 a.m. EST, through Tuesday, March 11, 2008
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 98657013

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s 1,500 professionals serve clients from a network of 18 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information, please visit www.perficient.com.

###

Safe Harbor Statement
Safe Harbor Statement "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-Q. Our reported results may be subject to adjustments, reserves, and other items that may be identified during the normal year-end audit process.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue
Services	$53,750	$39,145	$191,395	$137,722
Software	4,773	7,635	14,243	14,435
Reimbursable expenses	3,897	2,698	12,510	8,769
Total revenue	62,420	49,478	218,148	160,926

Cost of revenue
Project personnel costs	31,658	23,972	113,238	83,167
Software costs	4,038	6,445	11,982	12,118
Reimbursable expenses	3,896	2,698	12,510	8,769
Other project related expenses	1,046	649	3,274	2,122
Stock compensation	375	277	1,454	994
Total cost of revenue	41,013	34,041	142,458	107,170
Gross margin	21,407	15,437	75,690	53,756

Selling, general and administrative	10,602	8,226	37,282	30,130
Stock compensation	1,296	628	4,681	2,138
	9,509	6,583	33,727	21,488

Depreciation	484	300	1,553	948
Amortization of intangibles	1,609	1,124	4,712	3,458
Income from operations	7,416	5,159	27,462	17,082

Interest income	48	26	239	102
Interest expense	(2)	(46)	(67)	(509)
Other	10	102	20	174
Income before income taxes	7,472	5,241	27,654	16,849
Provision for income taxes	2,957	2,467	11,424	7,282
Net income	$4,515	$2,774	$16,230	$9,567

Basic net income per share	$0.15	$0.10	$0.58	$0.38

Diluted net income per share	$0.15	$0.10	$0.54	$0.35

Shares used in computing basic
net income per share	29,059	26,559	27,998	25,033
Shares used in computing diluted
net income per share	30,890	28,883	30,122	27,587

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$8,070	$4,549
Accounts receivable, net	50,855	38,600
Prepaid expenses	1,182	1,171
Other current assets	4,142	2,799
Total current assets	64,249	47,119
Net property and equipment	3,226	1,806
Net Goodwill	103,686	69,170
Net intangible assets	17,653	11,886
Other noncurrent assets	1,178	1,019
Total assets	$189,992	$131,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,160	$5,025
Current portion of long term debt	-	1,201
Other current liabilities	18,721	16,034
Total current liabilities	22,881	22,260
Long term debt, net of current portion	-	137
Long term deferred taxes	1,549	1,251
Total liabilities	24,430	23,648

Stockholders' equity:
Common stock	29	27
Additional paid-in capital	188,998	147,028
Accumulated other comprehensive loss	(117)	(125)
Accumulated deficit	(23,348)	(39,578)
Total stockholders' equity	165,562	107,352
Total liabilities and stockholders' equity	$189,992	$131,000

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information as that used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP Net Income	$4,515	$2,774	$16,230	$9,567
Additions:
Income tax provision	2,957	2,467	11,424	7,282
Amortization of intangible assets	1,609	1,124	4,712	3,458
Stock-based compensation	1,671	905	6,135	3,132
Non-GAAP Adjusted Net Income Before Tax	10,752	7,270	38,501	23,439
Income tax for non-GAAP items (1)	(4,021)	(2,843)	(15,154)	(9,212)
Non-GAAP Net Income	$6,731	$4,427	$23,347	$14,227

GAAP Net Income Per Share (diluted)	$0.15	$0.10	$0.54	$0.35
Non-GAAP Net Income Per Share (diluted)	$0.22	$0.15	$0.78	$0.52
Shares used in computing net income per share (diluted)	30,890	28,883	30,122	27,587

(1) The estimated non-GAAP effective tax rate of 37.4% and 39.1% for the three months ended December 31, 2007 and 2006, respectively, and 39.4% and 39.3% for the year ended December 31, 2007 and 2006, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP Net Income	$4,515	$2,774	$16,230	$9,567
Additions:
Provision for income taxes	2,957	2,467	11,424	7,282
Other	(10)	(102)	(20)	(174)
Interest expense (income), net	(46)	20	(172)	407
Amortization of intangible assets	1,609	1,124	4,712	3,458
Depreciation	484	300	1,553	948
EBITDA (1)	$9,509	$6,583	$33,727	$21,488

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.